UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
_____________________

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2012

PS BUSINESS PARKS, INC.
(Exact Name of Registrant as Specified in its Charter)

California	1-10709	95-4300881
(I.R.S. Employer Identification No.)	(State or Other Jurisdiction of Incorporation)	(Commission File Number)

701 Western Avenue, Glendale, California	91201-2349
(Address of Principal Executive Offices)	(Zip Code)

(818) 244-8080
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Effective May 7, 2012, our Board adopted amendments to our Corporate Governance Guidelines to implement a majority vote standard for the election of directors.  The amendments require  an incumbent director who is nominated in an uncontested election but does not receive a majority vote to promptly tender his or her resignation to the Board for consideration. For purposes of the amended Guidelines, a majority of the votes cast means that the number of shares voted “for” a director must exceed 50% of the votes cast with respect to the election of directors. As amended, in such instance, the Nominating/Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Committee’s recommendation and publicly disclose its decision within 90 days from the date of certification of the election results. The director whose resignation is being considered will not participate in the recommendation of the Committee or the Board’s decision.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:           May 11, 2012

PS BUSINESS PARKS, INC.

By:	/s/ Stephanie G. Heim Stephanie G. Heim
Vice President